                                                                    Exhibit 99.1

                                  News Release

Date:               Thursday, May 15, 2003

Contact:            J. W. Davis, President and CEO
                    MountainBank Financial Corporation  (828) 693-7376

                    Hiawatha Nicely, Chairman, President and CEO
                    CNB Holdings, Inc.  (540) 994-0831

Release Date:       For Immediate Release

          CNB HOLDINGS, INC./MOUNTAINBANK FINANCIAL CORPORATION MERGER
                                     DELAYED

PULASKI, VA. and HENDERSONVILLE, N.C. / May 15 / PR Newswire / - In a joint press release CNB Holdings, Inc. (OTCBB: CNBY) and MountainBank Financial Corporation (Nasdaq: MBFC) announced today that the closing of the acquisition of CNB Holdings, Inc. by MountainBank Financial Corporation has been delayed as a result of yesterday's announcement of the acquisition of MountainBank Financial Corporation by The South Financial Group (Nasdaq: TSFG). Closing of the merger is expected to be rescheduled after an assessment of any additional regulatory filings or other steps necessitated by the newly announced transaction. Additional information for CNB's shareholders will be disseminated when available.


CNB Holdings, Inc., headquartered in Pulaski, Virginia, has approximately $61 million in assets. It is the bank holding company for Community National Bank, which operates two banking offices in Pulaski, Virginia.

MountainBank Financial Corporation, parent company of MountainBank headquartered in Hendersonville, N.C., has approximately $850 million in assets and currently operates 17 banking offices in nine western North Carolina counties and a mortgage subsidiary headquartered in Greenwood, South Carolina.

                        --------------------------------

     This joint press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MountainBank Financial Corporation ("MFC"), CNB Holdings, Inc. ("CNB") and their proposed merger. Those statements include, but are not limited to: (1) statements about the benefits of the proposed merger (including future financial and operating results, cost savings, and enhanced revenues), (2) statements regarding MFC's and CNB's plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects," "would be," and similar expressions. These statements are based upon the current beliefs and expectations of MFC's and CNB's management and they are subject to significant risks and uncertainties. Actual or future results or events may differ from those set forth in the forward-looking statements.

SOURCE: CNB Holdings, Inc. and  MountainBank Financial Corporation

                              +++End of Release+++